UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

NIGHTSTAR THERAPEUTICS PLC

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 16, 2019, Nightstar Therapeutics plc published the following announcement.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY RESTRICTED JURISDICTION OR ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION

FOR IMMEDIATE RELEASE

16 April 2019

NIGHTSTAR THERAPEUTICS PLC

ANNOUNCEMENT OF EXPIRY OF HSR WAITING PERIOD AND SATISFACTION OF ANTITRUST CONDITION

Nightstar Therapeutics plc (“Nightstar”) today announced the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the recommended acquisition of the entire issued and to be issued share capital of Nightstar by Tungsten Bidco Limited (“Bidco”), a newly-incorporated company and wholly-owned subsidiary of Biogen Switzerland Holdings GmbH (the “Acquisition”). Nightstar has also received notice from Bidco’s representatives that the German Federal Cartel Office will not assert jurisdiction to review the Acquisition. Therefore, Condition C set out in Part III of the scheme document dated 9 April 2019 relating to the Acquisition (the “Scheme Document”) has been satisfied.

The Scheme remains subject to certain conditions including sanction by the Court at the Court Hearing (expected to take place on 6 June 2019) and the delivery of a copy of the Court Order to the Registrar of Companies. Subject to the Scheme receiving the sanction of the Court and the delivery of a copy of the Court Order to the Registrar of Companies and the satisfaction or (if capable of waiver) the waiver of the remaining Conditions to the Scheme (as set out in the Scheme Document), the Scheme is expected to become effective on 7 June 2019.

Unless otherwise defined herein, capitalised terms and expressions used in this announcement shall have the meanings given to them in the Scheme Document.

Enquiries:

Nightstar

Investor Information	investors@nightstartx.com

Media Enquiries	media@nightstartx.com

Information	info@nightstartx.com

Centerview Partners (Financial adviser to Nightstar)

Alan Hartman	+1 212 380 2665

Andrew Rymer	+1 212 429 2349

James Hartop	+44 (0)20 7409 9730

Finsbury (PR adviser to Nightstar)

Kal Goldberg	+1 646 805 2005

Chris Ryall	+1 646 306 0747

Nicholas Leasure	+1 646 805 2814

Important notices relating to financial advisers

Centerview Partners UK LLP (“Centerview Partners”), which is authorised and regulated by the FCA, is acting exclusively for Nightstar and no one else in connection with the matters referred to in this announcement. Centerview Partners is not and will not be responsible to anyone other than Nightstar for providing the protections afforded to its clients or for providing advice in connection with the contents of this announcement or any matter referred to in this announcement.

The City Code on Takeovers and Mergers

The City Code on Takeovers and Mergers does not apply to the Acquisition.

Further information

This announcement is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise. The Acquisition will be made solely in accordance with the Scheme Document, which contains the full terms and conditions of the Acquisition, including details of how to vote in respect of the Scheme. INVESTORS ARE ADVISED TO READ THE SCHEME DOCUMENT, AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, CAREFULLY AND IN ITS ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE ACQUISITION BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain a free copy of the Scheme Document at the SEC’s website at www.sec.gov, or free of charge from Nightstar at https://www.nightstartx.com or by directing a request to Nightstar at investors@nightstartx.com. Any voting decision or response in relation to the Acquisition should be made solely on the basis of the Scheme Document.

This announcement does not constitute a prospectus or a prospectus equivalent document.

Biogen Inc.(“Biogen”) and Nightstar, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the implementation agreement. Information regarding Nightstar’s directors and executive officers is contained in Nightstar’s Form 20-F for the year ended 31 December 2017, which is filed with the SEC. Information regarding Biogen’s directors and executive officers is contained in Biogen’s Form 10-K for the year ended 31 December 2018 and its proxy statement dated 27 April 2018. Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the implementation agreement and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Scheme Document and other relevant materials filed with the SEC.

Overseas shareholders

The release, publication or distribution of this announcement in jurisdictions other than the United Kingdom and the United States may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom or the United States (including Restricted Jurisdictions) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the United Kingdom or the United States or who are subject to the laws of another jurisdiction to vote their Nightstar Shares in respect of the Scheme at the Court Meeting, or to execute and deliver Forms of Proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction. This announcement has been prepared for the purpose of complying with English law and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside England.

Copies of this announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction or any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the Acquisition.

If the Acquisition is implemented by way of an Offer, the Offer may not (unless otherwise permitted by applicable law and regulation) be made, directly or indirectly, in or into or by use of the mails or any other means or instrumentality (including, without limitation, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Acquisition will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

Further details in relation to Nightstar Shareholders in overseas jurisdictions are contained in the Scheme Document.

Notice to U.S. investors in Nightstar

The Acquisition relates to the shares of a U.K. company and is being made by means of a scheme of arrangement provided for under Part 26 of the Companies Act 2006 and subject to the proxy solicitation rules under the U.S. Exchange Act. The Acquisition, implemented by way of a scheme of arrangement, is not subject to the tender offer rules under the U.S. Exchange Act. If, in the future, Bidder exercises its right to implement the Acquisition by way of an Offer, subject to the terms of the Implementation Agreement, the Acquisition will be made in compliance with applicable U.S. laws and regulations.

It may be difficult for U.S. Nightstar Shareholders and Nightstar ADS Holders to enforce their rights and any claim arising out of the U.S. federal securities laws, because Nightstar is located in a non-U.S. country, and some or all of its officers and directors are residents of a non-U.S. country. U.S. Nightstar Shareholders and Nightstar ADS Holders may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

U.S. Nightstar Shareholders and Nightstar ADS Holders are urged to consult with legal, tax and financial advisers in connection with making a decision regarding the Acquisition.

Warning Concerning Forward-Looking Statements

All statements included in this announcement, other than statements or characterisations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including Section 21E of the U.S. Exchange Act, and other securities laws. Whenever Nightstar uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may”, “predict”, “could”, “seek”, “forecast” and negatives or derivatives of these or similar expressions, they are making forward-looking statements. Examples of such forward-looking statements include, but are not limited to, references to the anticipated benefits of the Acquisition and the expected time of effectiveness of the Acquisition. These forward-looking statements are based upon Nightstar’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur.

Nightstar Shareholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. Important risk factors that may cause Nightstar’s actual results to differ materially from their forward-looking statements include, but are not limited to: (1) the Acquisition is subject to the satisfaction or waiver of certain conditions, including the receipt of requisite approvals by Nightstar Shareholders and the sanction of the Scheme by the High Court of Justice in England and Wales, which conditions may not be satisfied or waived; (2) uncertainties as to the timing of the consummation of the Acquisition and the ability of each party to consummate the Acquisition; (3) the risk that the Acquisition disrupts the parties’ current operations or affects their ability to retain or recruit key employees; (4) the possible diversion of management time on Acquisition-related issues; (5) litigation relating to the Acquisition; (6) unexpected costs, charges or expenses resulting from the Acquisition; and (7) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Acquisition.

The information contained in Nightstar’s filings with SEC, including in Nightstar’s Form 10-K for the year ended 31 December 2018, identifies other important factors that could cause actual results to differ materially from those stated in or implied by the forward-looking statements in this announcement. Nightstar’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, Nightstar does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.